CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-286281 on Form S-3 and Registration Statement Nos. 333-288453 and 333-279714 on Form S-8 of our reports dated February 26, 2026, relating to the financial statements of DENTSPLY SIRONA Inc. and the effectiveness of DENTSPLY SIRONA Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
February 26, 2026